Exhibit 99.1

New Energy Systems Group Announces Results from its 2011 Annual General Meeting

SHENZHEN, China, Dec. 5, 2011 -- New Energy Systems Group (NYSE Amex: NEWN) ("New Energy" or the "Company"), an original design manufacturer and distributor of consumer branded backup power systems and solar panels, today announced the results of its 2011 Annual General Meeting held in Shenzhen, China on November 28, 2011.

Shareholders approved the following proposals:

1.	Election of Weihe Yu, Li Liu, Elan Yaish, and Shuxian Cui to the Company’s Board of Directors effective immediately.
2.	Approval of its 2011 Equity Incentive Compensation Plan (“Plan”) and reservation of 2,000,000 shares of the Company’s common stock under the Plan.
3.	Ratification of Goldman Kurland Mohidin, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011.

“I would be remiss in not acknowledging the dissent of our shareholders, including major shareholders of our stock incentive plan considering our performance in 2011,” began Weihe “Jack” Yu. “It is, nor was, our intention to reward any member of the sales and marketing team or management team shares not directly tied to the performance goals of the Company.  As we work through our budget for 2012 and execute and aggressive sales strategy for the year, retaining our design, sales and marketing teams for Anytone® and KimFai solar are critical for our success and thus incentivizing our employees with stock compensation, we feel, is aligned with the goals of our organization and shareholders alike.  Our Board of Directors and management team will formalize the targets and associated share-based compensation for approval by our Board and Compensation Committee before any shares are issued.” concluded Chairman and CEO Jack Yu.

About New Energy Systems Group

New Energy Systems Group is a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems for leading manufacturers of mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The Company's end-user consumer products are sold under the Anytone® brand in China while it's commercial and OEM batteries and battery components are sold under New Power and E'Jenie. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy's end-user consumer products, as well as its high powered, light weight lithium ion batteries. In addition to historically strong organic growth, New Energy is expected to benefit from economies of scale, broader distribution and higher profit margins in 2011. Additional information about the company is available at: www.newenergysystemsgroup.com.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

COMPANY
New Energy Systems Group
Ken Lin, VP of Investor Relations
Tel:   +1-917-573-0302
Email: ken@newenergysystemsgroup.com
www.newenergysystemsgroup.com

INVESTOR RELATIONS
MZ
John Mattio, SVP
Tel: US +1-212-301-7130
Email: john.mattio@hcinternational.net
www.mz-ir.com

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